As filed with the Securities and Exchange Commission on September 12, 2014.

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAVIDEA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	31-1080091
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017-7750
(Address of Principal Executive Offices)	(Zip Code)

NAVIDEA BIOPHARMACEUTICALS, INC.

2014 STOCK INCENTIVE PLAN

(Full title of the plan)

Brent L. Larson

Executive Vice President and Chief Financial Officer

Navidea Biopharmaceuticals, Inc.

5600 Blazer Parkway, Suite 200

Dublin, Ohio 43017-7750

(614) 793-7500

(Name, address and telephone number of agent for service)

Copies of correspondence to:

William J. Kelly, Esq.

Dickinson Wright PLLC

150 East Gay Street, 24th Floor

Columbus, Ohio 43215

(614) 744-2937

wkelly@dickinsonwright.com

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered (1)(3)	per share (2)	price (2)	registration fee (1)

Common Stock,
$.001 par value	7,000,000	$1.325	$9,275,000	$1,194.62

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the proposed maximum aggregate offering price and registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of common stock, $.001 par value (“Common Stock”) of Navidea Biopharmaceuticals, Inc. (the “Company”) as reported on the NYSE MKT stock exchange on September 10, 2014.

(3) Represents 5,000,000 shares of Common Stock authorized to be issued under the Company’s 2014 Stock Incentive Plan (the “2014 Plan”), plus 2,000,000 shares of Common Stock subject to outstanding awards granted under the Company’s Fourth Amended and Restated 2002 Stock Incentive Plan and that expire or terminate for any reason, including expiration, forfeiture, cancellation, or that are withheld, surrendered or tendered in payment of the exercise price of an award, or tendered or withheld to satisfy tax withholding obligations, and therefore are added to the share reserve and are available for issuance under the 2014 Plan pursuant to its terms.

INTRODUCTORY NOTE

On July 17, 2014, Navidea Biopharmaceuticals, Inc. (“Company”) held its annual meeting of stockholders, at which the Company’s stockholders approved the adoption of the 2014 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

The following documents, all of which were previously filed by the Corporation (File No. 001-35076) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), are hereby incorporated by reference:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed March 14, 2014.

2.	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2013 (File No. 001-35076).

3.	The description of the Company’s Common Stock which is contained in the prospectus forming a part of Amendment 1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 23, 2014 (File No. 333-195806), as updated in any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any such report or other document furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (Section 145) provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article V of the Company’s bylaws contains provisions which require that the Company indemnify its officers, directors, employees and agents, in substantially the same language as Section 145.

Article Nine, section (b), of the Company’s certificate of incorporation further provides that no director will be personally liable to the Company or its stockholders for monetary damages or for any breach of fiduciary duty except for breach of the director’s duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, pursuant to Section 174 of the Delaware General Corporation Law (which imposes liability in connection with the payment of certain unlawful dividends, stock purchases or redemptions), or any amendment or successor provision thereto, or for any transaction from which a director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit Number		Description

3.1		Amended and Restated Certificate of Incorporation of Navidea Biopharmaceuticals, Inc. as corrected February 18, 1994, and amended June 27, 1994, July 25, 1995, June 3, 1996, March 17, 1999, May 9, 2000, June 13, 2003, July 29, 2004, June 22, 2005, November 20, 2006, December 26, 2007, April 30, 2009, July 27, 2009, August 2, 2010, January 5, 2012, and June 26, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed March 14, 2014).

3.2		Certificate of Ownership Merging Neoprobe Name Change, Inc. into Neoprobe Corporation, effective January 5, 2012, as filed with the Delaware Secretary of State (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 21, 2011).

3.3		Amended and Restated By-Laws dated July 21, 1993, as amended July 18, 1995, May 30, 1996, July 26, 2007 and November 7, 2013 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed November 12, 2013).

4.1		Amended and Restated Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series B Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 26, 2013).

5	*	Opinion of Dickinson Wright PLLC regarding legality.

10.1		Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed June 6, 2014).

23.1		Consent of Dickinson Wright PLLC (included in Exhibit 5 filed herewith).

23.2	*	Consent of BDO USA, LLP.

24.1	*	Power of Attorney.

            ________________

* Filed herewith.

Item 9. Undertakings

a)           The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on September 12, 2014.

NAVIDEA BIOPHARMACEUTICALS, INC.

/s/ Brent L. Larson
Brent L. Larson, Executive Vice President, Chief Financial
Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael M. Goldberg,*	Interim Chief Executive Officer	September 12, 2014
Michael M. Goldberg, M.D.	and Director (principal executive officer)

/s/ Brent L. Larson	Executive Vice President, Chief	September 12, 2014
Brent L. Larson	Financial Officer, Treasurer and
Secretary (principal financial officer
and principal accounting officer)

/s/ Gordon A. Troup*	Chairman of the Board of Directors	September 12, 2014
Gordon A. Troup

/s/ Peter F. Drake*	Director	September 12, 2014
Peter F. Drake, Ph.D.

/s/ Brendan A. Ford*	Director	September 12, 2014
Brendan A. Ford

/s/Perry A. Karsen*	Director	September 12, 2014
Perry A. Karsen

/s/ Eric K. Rowinsky*	Director	September 12, 2014
Eric K. Rowinsky, M.D.

* By:	/s/ Brent L. Larson
Brent L. Larson, attorney-in-fact for each
of the persons indicated

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Navidea Biopharmaceuticals, Inc.

EXHIBITS

EXHIBIT INDEX

Exhibit Number		Description

3.1		Amended and Restated Certificate of Incorporation of Navidea Biopharmaceuticals, Inc. as corrected February 18, 1994, and amended June 27, 1994, July 25, 1995, June 3, 1996, March 17, 1999, May 9, 2000, June 13, 2003, July 29, 2004, June 22, 2005, November 20, 2006, December 26, 2007, April 30, 2009, July 27, 2009, August 2, 2010, January 5, 2012, and June 26, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed March 14, 2014).

3.2		Certificate of Ownership Merging Neoprobe Name Change, Inc. into Neoprobe Corporation, effective January 5, 2012, as filed with the Delaware Secretary of State (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 21, 2011).

3.3		Amended and Restated By-Laws dated July 21, 1993, as amended July 18, 1995, May 30, 1996, July 26, 2007 and November 7, 2013 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed November 12, 2013).

4.1		Amended and Restated Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series B Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 26, 2013).

5	*	Opinion of Dickinson Wright PLLC regarding legality.

10.1		Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed June 6, 2014).

23.1		Consent of Dickinson Wright PLLC (included in Exhibit 5 filed herewith).

23.2	*	Consent of BDO USA, LLP.

24.1	*	Power of Attorney.

________________

* Filed herewith.